Filed Pursuant to Rule 424(b)(5)

Registration No. 333-221295

Alliance MMA, Inc.

2,150,000 Shares of Common Stock

Warrants to Purchase 1,935,000 Shares of Common Stock

We are offering 2,150,000 shares of our common stock, par value $0.001 per share and warrants to purchase 1,935,000 shares of our common stock (and the shares of common stock issuable from time to time upon exercise of the warrants) pursuant to this prospectus supplement and the accompanying base prospectus. Each share of common stock will be sold together with a warrant entitling the holder to purchase 0.90 shares of common stock. The combined purchase price for each common share and accompanying warrant is $1.00. The warrants may be exercised at any time following the completion of this offering at an exercise price of $1.10 per whole share of common stock and will expire on January 9, 2023. The common stock and the warrants must be purchased together in this offering but are immediately separable.

Before you consider investing in our securities, you should read carefully this prospectus supplement and the accompanying base prospectus, as well as the documents incorporated herein and therein. These documents contain important information about us and should be examined before making an investment decision.

Our common stock is traded on the NASDAQ Capital Market under the symbol “AMMA.” On January 8, 2018, the closing price of our common stock on the NASDAQ Capital Market was $1.43. There is no established trading market for the warrants and we do not expect a market to develop. We do not intend to list the warrants on the NASDAQ Capital Market, any other national securities exchange or trading system.

We are an emerging growth company as defined under federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

In offering securities by means of this prospectus supplement and the accompanying base prospectus, we are relying on General Instruction I.B.6 of Form S-3, which limits the amount of securities we can sell through this prospectus supplement and the base prospectus to one-third of the market value of our common stock held by non-affiliates, or our public float, in any 12-month period. On the date of this prospectus supplement, our public float was $18.5 million, based on the closing sale price of our common stock of $1.60 on November 10, 2017. In the event that our public float increases to $75 million or greater, the amount of securities we may sell pursuant to the base prospectus will no longer be limited by General Instruction I.B.6, at least until such time as we are required to recalculate the public float for the filing of our next annual report on Form 10-K. We have not offered any securities pursuant to General Instruction I.B.6 during the 12-month period ending on, and including, the date of this prospectus supplement.

We have engaged Maxim Group LLC to act as our sole underwriter for this offering. See “Underwriting” on page S-15.

Investing in our securities involves significant risks. See the risks described in the “Risk Factors” section on page 7 of the base prospectus, on page S-5 in this prospectus supplement, and in the documents incorporated by reference into this prospectus supplement and the base prospectus, respectively.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Share and Warrant	Total
Offering Price	$1.00	$2,150,000
Underwriting Discounts and Commissions (1)	$0.07	$150,500
Proceeds, before expenses, to us (2)	$0.93	$1,999,500

(1)	We are reimbursing the underwriter for expenses and providing other items of value that are viewed by the Financial Industry Regulatory Authority, Inc. as underwriting compensation, including warrants exercisable into a number of shares of our common stock equal to 4.0% of the aggregate number of shares sold in this offering. See “Underwriting” beginning on page S-15 of this prospectus supplement for a description of the compensation payable to the underwriter.

(2)	We have granted the underwriter an option for a period of 45 days to purchase up to an additional 322,500 shares of our common stock and/or an additional 290,250 warrants. If the underwriter exercises this option in full, the underwriting discounts and commissions payable by us will be $173,075 and the total proceeds to us, before expenses, will be $2,299,425.

We expect to deliver the common stock and warrants being offered pursuant to this prospectus supplement on or about January 11, 2018.

MAXIM GROUP LLC

The date of this prospectus supplement is January 9, 2018

TABLE OF CONTENTS

Prospectus Supplement

TABLE OF CONTENTS

Prospectus

About This Prospectus supplement

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission”) utilizing the Commission’s “shelf” registration rules. This document consists of two parts, this prospectus supplement, which provides you with specific information about this offering, and the base prospectus, which provides more general information, some of which may not apply to this offering. When we refer in this prospectus supplement to the term “this prospectus,” we are referring collectively to this prospectus supplement, the base prospectus and any free-writing prospectus we may utilize pursuant to Rule 433 of the Securities Act of 1933, as amended (the “Securities Act”).

This prospectus supplement and the documents incorporated herein may add, update or change information contained in the base prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the base prospectus, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the base prospectus. You should read carefully this prospectus supplement, the base prospectus and the additional information described under the headings “Where You Can Find More Information,” and “Incorporation of Certain Information by Reference” before making an investment decision.

You should rely only on the information contained in or incorporated by reference to this prospectus supplement, the base prospectus or any free writing prospectus relating to the offering described in this prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information in this prospectus supplement, the base prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the respective dates on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not offering or selling these securities in any jurisdiction or to any person if such offer or sale is not permitted by applicable law, rule or regulation.

Note REGARDING Forward-Looking Statements

This prospectus and the documents that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated. Although we believe our assumptions underlying our forward-looking statements are reasonable as of the date of this prospectus supplement, we cannot assure you that the forward-looking statements set out in this prospectus will prove to be accurate. All statements, other than statements of historical fact, included or incorporated by reference in this prospectus or the applicable prospectus supplement regarding our business strategy, future operations, projected financial position, potential strategic transactions, estimated future revenues, cash flows and profitability, projected costs, potential sources of additional capital, future prospects, future economic conditions, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives constitute forward-looking statements. We typically identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. Please see the section entitled “Risk Factors” below. Moreover, we operate in a very competitive and rapidly changing regulatory environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on forward-looking statements contained herein, which speak only as of the date of this prospectus. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the U.S., we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

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Prospectus Summary

This summary description highlights selected information contained elsewhere in this prospectus supplement, or in the information incorporated in this prospectus supplement or the base prospectus by reference. This summary does not contain all of the information you should consider in making your decision whether to invest in our securities. You should read carefully this entire prospectus, including this prospectus supplement, the base prospectus and any related free writing prospectus, and each of the documents incorporated herein or therein by reference, before making an investment decision. When we use the terms “Alliance MMA,” the “Company,” “we,” “us” or “our” in this prospectus, we are referring to Alliance MMA, Inc. and its consolidated subsidiaries, unless the context requires otherwise.

Our Company

Alliance MMA, Inc. (“Alliance”) was formed in February 2015 for the purpose of acquiring companies in the mixed martial arts (“MMA”) industry. In October 2016, we completed our initial public offering and acquired the assets and assumed certain liabilities of six companies, consisting of five MMA event promoters and a ticketing platform for MMA events. A wholly-owned subsidiary of Alliance also merged with a seventh company, which produces and distributes MMA video entertainment. At the completion of our initial public offering in October, we also acquired certain MMA and kickboxing video libraries.

Since then, we have acquired the assets of five additional promotion companies (Iron Tiger Fight Series, Fight Time, Undisputed Productions, Roy Englebrecht Promotions and Victory FC), a fighter management and marketing company (SuckerPunch), and the intellectual property rights to the Sheffield video fight library of Shogun Fights.

Our Operations

Our operations are centered on the following four revenue-generating business components:

•	Live MMA event promotions, from which we generate revenue through ticket sales, venue fees, food and beverage sales and merchandising sales.
•	MMA content distribution, in which we receive fees from our content appearing on or accessible via broadcast and cable television, pay-per-view, and the internet, which currently appear in the United States only, though we hope to expand into foreign markets through international distribution agreements.
•	Local and regional sponsorships and promotions for our live MMA events and televised productions, which are we seeking to expand by attracting national consumer name brands.
•	Management fees earned from the fighters we have under contract, including percentages of fighter purses, video pay-per-view sales, personal brand sponsorships and ancillary promotional activities.

Our Strategy

Our growth strategy includes:

•	developing national sponsorship arrangements, or expanding existing regional sponsorship arrangements, in support of the Company’s network of live MMA events;
•	potentially capturing additional profit margin from our events through the use of our proprietary ticketing platform, CageTix;
•	migrating certain of our acquisitions from paid event venue arrangements to venues that will compensate the promotions for hosting events; and
•	signing highly-regarded professional fighters to multi-fight agreements, which will enhance the value of our live MMA programming content.

Corporate Information

We were incorporated in Delaware on February 12, 2015. Our principal executive offices are located at 590 Madison Avenue, 21st Floor, New York, New York 10022, and our telephone number is (212) 739-7825. Our website address is www.alliancemma.com. Information contained on, or that can be accessed through, our website or the website of any of our acquisitions shall not be deemed incorporated into, or to constitute part of, this prospectus.

“Alliance MMA,” “AllianceMMA.com” and other trademarks and service marks of Alliance appearing in this prospectus are the property of Alliance. All material trade names, trademarks, copyrights and service marks of our acquisitions are either owned or exclusively licensed by Alliance.

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THE OFFERING

Securities offered by this prospectus supplement:	2,150,000 shares of our common stock, warrants to purchase up to an aggregate of 1,935,000 shares of common stock, and the shares of common stock underlying the warrants.

Warrants offered by this prospectus supplement:	Each warrant is immediately exercisable into 0.90 shares of our common stock following the completion of this offering at an exercise price of $1.10 per whole share (subject to adjustment in the event of stock splits, stock dividends and similar events). The warrants will expire on January 9, 2023. The warrants are subject to cashless exercise if at any time we do not maintain an effective registration statement for the resale of the shares of common stock underlying the warrants. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants. For more information, see the section entitled “Description of The Securities We Are Offering — Description of Warrants” on page S-18 of this prospectus supplement.

Offering price:	$1.00 per share of common stock and accompanying warrant to purchase 0.90 shares of common stock at the exercise price per whole share.

Underwriter’s option to purchase additional shares:	We have granted to the underwriter a 45-day option to purchase up to 322,500 additional shares of common stock and/or 290,250 warrants in the event that the offering is oversubscribed.

Shares of common stock outstanding after the offering:	14,812,974 shares (assuming that neither the warrants sold in this offering nor the underwriter’s option to purchase additional shares is exercised).[1]

Use of proceeds:	The net proceeds from this offering after deducting estimated underwriting discounts and commissions and offering expenses payable by us will be approximately $2.0 million or $2.3 million if the underwriter exercises in full its option to purchase additional shares of common stock from us, at an offering price of $1.00 per share. We will use $345,000 of the net proceeds of this offering to pay off short-term indebtedness that becomes due on January 17, 2018. We also plan to reserve $250,000 of the net proceeds to cover any out-of-pocket legal defense costs and any settlement or adverse judgment related to our Securities Litigation, as more fully described below. In addition, we may use a portion of the remaining net proceeds to finance the potential acquisition of an MMA promotion company. Any portion of the net proceeds from of this offering that is not used to pay off such indebtedness, or for the potential acquisition or the litigation reserve, will be used for working capital and general corporate purposes and to fund additional acquisitions. See “Use of Proceeds” on page S-13 of this prospectus supplement for a more detailed description of the intended use of proceeds from this offering.

Listing:	Our common stock is listed on the Nasdaq Capital Market under the symbol “AMMA.” There is no established public trading market for the warrants and a market may never develop. We do not intend to list the warrants on the Nasdaq Capital Market, or on any other national securities exchange or other nationally recognized trading system. We will, however, list the shares of common stock issuable upon exercise of the warrants.

Dividend policy:	We do not anticipate paying cash dividends on our common stock.

Risk Factors:	Investing in our common stock and warrants involves a high degree of risk and purchasers of our common stock and warrants may lose their entire investment. See “Risk Factors” in the following section of this prospectus supplement and the other information included and incorporated by reference into this prospectus supplement and the accompanying base prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our securities.

1 The number of shares of our common stock that we estimate to be outstanding after this offering is based on 12,662,974 shares of our common stock which are outstanding as of the date of this prospectus supplement. The number of shares currently outstanding excludes approximately 2,644,574 shares of common stock issuable upon exercise of outstanding stock options and warrants.

S-3

Securities Litigation:	Two complaints were filed against us in the U.S. District Court, District of New Jersey in 2017, a purported class-action lawsuit and a stockholder derivative action, both of which relate to errors in not reporting as compensation shares of our common stock transferred by one of our affiliates to individuals who were or later became officers, directors or consultants of Alliance (the “Securities Litigation”). These errors appeared in the financial statements included in the registration statement and prospectus used in our initial public offering, and in our subsequent Form 10-Q filed with the Commission. These errors were corrected in our annual report on Form 10-K, filed on April 17, 2017, in which we presented restated financial information for the nine months ended September 30, 2016 and for the three and six months ended June 30, 2016 (the “Restatement”). There is no guarantee that our directors and officers insurance policy, which carries an aggregate limit of $3.0 million, will be adequate to cover an adverse judgment or settlement in the Securities Litigation and, even if the policy limit is adequate, there is a $250,000 deductible per claim payable by us. Moreover, our insurance carrier has informed us of its belief that coverage for claims related to misstatements made in the registration statement and prospectus used in our public offering may be limited by the policy’s exclusion of statements that were made prior to September 7, 2016, the effective date of the coverage. We have informed the carrier that we strongly disagree with their assertion that the acts leading to the claim occurred prior to the completion of the offering, and are currently in discussions with the carrier regarding the scope of the policy’s coverage. The carrier has agreed to advance and pay for our legal fees incurred in the Securities Litigation, but at this time we can provide no assurance that our insurance policy will cover the full amount of our defense costs or of any settlement or adverse judgment related to the Securities Litigation. Please see “Risk Factors—Risks Related to the Company—We, certain of our officers, and our directors are currently defendants in securities litigation proceedings relating to our initial public offering . . .,” on page S-6.

S-4

SELECTED FINANCIAL INFORMATION

The following tables provide a summary of certain financial information that appears in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, which was filed with the Commission on November 14, 2017, and in our Annual Report on Form 10-K for the year ended December 31, 2016, which was filed on April 17, 2017, respectively, for the periods and at the dates indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended December 31,
	2017	2016	2017	2016	2016
Revenue, net	$1,050,450	$-	$2,919,660	$-	$591,439
Gross Profit	275,779	-	1,038,507	-	207,015
Net loss	(2,462,054)	(595,411)	(7,135,962)	(3,414,352)	(4,159,394)
Net loss per share, basic and diluted	$(0.23)	$(0.11)	$(0.74)	$(0.65)	$(0.75)
Weighted average shares used in basic and diluted	10,714,200	5,289,882	9,608,042	5,289,221	5,520,801

	September 30, 2017	December 31, 2016
Total assets	$13,682,361	$13,996,115
Total current liabilities	1,283,924	284,361
Total stockholders’ equity	$12,333,570	$13,711,754

Risk Factors

An investment in our securities involves significant risks. Before investing in our securities, you should carefully consider the risks and uncertainties described below, and the other information contained or incorporated by reference into this prospectus supplement, as updated, amended or superseded by our subsequent filings under the Exchange Act. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow and might cause you to lose all or part of your investment in the offered securities. Much of the business information, as well as the financial and operational data, contained in our risk factors are updated by our periodic reports filed with the Commission pursuant to the Exchange Act, which are also incorporated by reference into this prospectus supplement. The risks that we discuss below and in the documents incorporated by reference in this prospectus supplement are those we currently believe may materially affect us. Additional risks not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition, results of operations and cash flows. Please also refer to the section entitled “Special Note Regarding Forward-Looking Statements” in this prospectus supplement.

Risks Related to This Offering

We may not be able to maintain sufficient capital to continue as a going concern.

For the nine months ended September 30, 2017, our revenue was approximately $2.9 million and we had a net loss of approximately $7.1 million. For the year ended December 31, 2016, our revenues were approximately $600,000, and we had a net loss of approximately $4.2 million from our operations, which commenced in October 2016. At September 30, 2017, we had an accumulated deficit of approximately $11.7 million and working capital of approximately $230,000. Our ability to continue as a going concern is dependent on obtaining adequate capital to fund operating losses until we become profitable. If we are unable to obtain adequate capital, we may be unable to develop and commercialize our product offerings or geographic reach and we could be forced to cease operations.

S-5

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering, as described in “Use of Proceeds” on page S-13. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our market value.

You will experience immediate and substantial dilution.

The public offering price for the common stock and warrants offered pursuant to this prospectus supplement is substantially higher than the net tangible book value of each outstanding share of our common stock. Purchasers of common stock in this offering will experience immediate and substantial dilution on a book value basis. Following this offering, there will be an immediate increase in net tangible book value of approximately $0.13 per share to our existing stockholders, and an immediate dilution of $0.84 per share to investors purchasing shares in this offering, based on an initial public offering price of $1.00 per share. If the holders of outstanding options or other securities convertible into our common stock exercise those options or other such securities at prices below the public offering price, you will incur further dilution. Please see the section in the prospectus supplement entitled “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

There is no public market for the warrants to purchase common stock being offered in this offering.

There is no established public trading market for the warrants being offered in this offering and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or a nationally-recognized trading system, including the Nasdaq Capital Market. Without an active market, the warrants will have limited liquidity.

We may require additional funding through further issuances of shares our common stock, which may affect the market price of our common stock.

We may need to raise additional capital through sales of our common stock to operate our business until we become profitable. Future sales of our common stock, or securities convertible or exchangeable into shares of our common stock, including shares of our common stock issued upon exercise of options and warrants, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future.

Risks Related to the Company

We, certain of our officers, and our directors are currently defendants in securities litigation proceedings relating to our initial public offering and the Restatement, our directors and officers insurance may be inadequate to cover our potential liability, and we are in disagreement with our insurance carrier as to the extent and applicability of its coverage of these claims.

The Securities Litigation consists of: (a) a purported securities class action complaint that was filed against us and certain of our officers in the U.S. District Court, District of New Jersey in April 2017 by individuals who claim to have purchased shares of our common stock in our initial public offering that was completed in October 2016, alleging violations of the federal securities laws with respect to the registration statement on Form S-1 we filed with the Commission in connection with the initial public offering; and (b) a purported stockholders’ derivative action against our directors filed in the same district court in October 2017 alleging various causes of action based on the same underlying facts as the purported class action. On November 30, 2017, the District Court issued an order appointing certain of the complainants in the class action case as lead plaintiffs. We believe that we have viable defenses to all of the claims made against us in the Securities Litigation and we intend to defend against both actions vigorously.

We maintain directors and officers insurance for liabilities stemming from, among other things, securities-related claims. The aggregate limit of liability under this policy is $3.0 million and there is no assurance that our total liability from the Securities Litigation will not exceed that limit. Moreover, our deductible under the policy is $250,000 per claim and any adverse judgment in or settlement of one or both actions payable by our carrier must account for those deductibles payable by us.

In August 2017, we received correspondence from the carrier of our directors’ and officers’ insurance policy informing us of its belief that its coverage under our policy as it relates to claims made by purchasers of common stock in our initial public offering may be limited and/or excluded by the specific terms of the policy because certain acts occurred prior to September 7, 2016, the effective date of the coverage. Although this correspondence was sent prior to the filing of the stockholders’ derivative complaint, and therefore related only to the purported class action, our carrier has since informed us that the position it articulates in its letter is applicable to both matters underlying the Securities Litigation. We have informed the carrier that we strongly dispute any limitation or exclusion of our coverage under the policy, and that in our view the acts leading to the claims occurred after the effective date of the coverage. While the carrier has agreed to cover our litigation defense costs up to the retention limit of the policy, we cannot predict whether the carrier will accept our view and agree to cover the cost of a settlement or adverse judgment resulting from sales made in the initial public offering. Any adverse judgment or settlement in the Securities Litigation that is not covered by our insurer, including our defense costs, may have a material adverse effect on our liquidity position and limit our ability to execute our growth strategy.

S-6

A failure by us to establish and maintain effective internal control over financial reporting could have a material adverse effect on our business and operating results.

Maintaining effective internal control over financial reporting is necessary for us to produce accurate and complete financial reports and to help prevent financial fraud. In addition, such control is required in order to maintain the listing of our common stock on the Nasdaq Capital Market. As an emerging growth company, we are not required, during a finite transition period, to include an assessment by our management of our internal control over financial reporting or an attestation report of our independent registered public accounting firm relating to such internal control. Nonetheless, the Restatement suggests that our internal control over financial reporting was not effective at least through the first quarter of 2017 and, while we have undertaken remedial steps to improve our financial reporting process, including the implementation of a firm-wide accounting information system which collects, stores and processes financial and accounting data on a consolidated basis for use in meeting our reporting obligations, there are no assurances that our internal control over financial reporting has been effective at any time since then.

If we are unable to maintain adequate internal controls or fail to correct deficiencies in such controls noted by our management or our independent registered public accounting firm, our business and operating results could be adversely affected, we could again fail to meet our obligations to report our operating results accurately and completely and our continued listing on the Nasdaq Capital Market could be jeopardized.

Our business represents a new business model for the MMA industry.

Our business model focuses on creating a developmental feeder organization for the UFC and other premier MMA promotions by combining many leading regional MMA promotions under one umbrella organization. Our business model is unique to the MMA industry and may not prove to be successful. We have a limited operating history upon which you can evaluate our business. Although each of the businesses we have acquired operated independently prior to the acquisition, in some cases for many years, we began integrating the operations of these businesses over time following the closing of our IPO on October 6, 2016, which may not be a sufficient period of time in which to determine whether our business model will be successful. The MMA industry is also rapidly growing and evolving and may develop in a way that is detrimental to our business model. You must consider the challenges, risks and difficulties frequently encountered by early-stage companies using new and unproven business models in new and rapidly evolving markets. Some of these challenges relate to our ability to:

•	establish or increase our brand name recognition;

•	continue to acquire prominent regional MMA promotions;

•	ability to integrate acquired businesses;

•	expand our popularity and fan base;

•	successfully produce live events;

•	manage existing relationships with broadcast television outlets and create new relationships to broadcast and distribute our televised content domestically and internationally;

•	develop sponsorship, advertising, licensing and branding activities; and

•	create new outlets for our content and new marketing opportunities.

Our business strategy may not successfully address these and the other challenges, risks and uncertainties that we face, which could adversely affect our overall success and delay or prevent us from achieving profitability.

If we do not manage our growth effectively, our revenue, business and operating results may be harmed.

Our expansion strategy includes the acquisition of additional regional MMA promotion companies and organic growth. These acquisitions may not be indicative of our ability to identify, secure and manage future acquisitions successfully. The acquisition of our current promotions or any future businesses may require a greater than anticipated investment of operational and financial resources as we seek to institute uniform standards and controls across promotions. Acquisitions may also result in the diversion of management and resources, increases in administrative costs, including those relating to the assimilation of new employees, and costs associated with any debt or equity financings undertaken in connection with such acquisitions. We cannot assure you that any acquisition we undertake, including those we have already made, will be successful. Future growth will also place additional demands on our management, sales, and marketing resources, and may require us to hire and train additional employees. We will need to expand and upgrade our systems and infrastructure to accommodate our growth, and we may not have the resources to do so in the time frames required. The failure to manage our growth effectively will materially and adversely affect our business, financial condition and results of operations.

S-7

We may be unable to implement our strategy of acquiring additional companies and such acquisitions may subject us to additional unknown risks.

We anticipate making future acquisitions of regional MMA promotions in markets that we do not serve now. We may not be able to reach agreements with such promotions on favorable terms or at all. In completing the acquisition of promotions, we rely upon the representations and warranties and indemnities made by the sellers with respect to each acquisition as well as our own due diligence investigation. We cannot assure you that such representations and warranties will be true and correct or that our due diligence will uncover all materially adverse facts relating to the operations and financial condition of the acquired companies or their businesses. To the extent that we are required to pay for undisclosed obligations of an acquired company, or if material misrepresentations exist, we may not realize the expected economic benefit from such acquisition and our ability to seek legal recourse from the seller may be limited.

The value of our goodwill and other intangible assets may decline in the future.

As of December 31, 2016, we had $3,271,815 of goodwill and $5,780,213 of other net intangible assets. We have recorded goodwill in connection with the acquisitions we have made, and we expect to continue to record goodwill for future acquisitions. Our other net intangible assets include video libraries, customer relationships and the value of agreements not to compete arising from our various acquisitions, at cost less accumulated amortization, and we amortize such assets using a method reflecting the period(s) in which the economic benefit of the asset is utilized, which we estimate to be three to five years. For intangible assets subject to amortization, impairment will be recognized if the carrying amount is deemed to be not recoverable and the carrying amount exceeds the fair value of the intangible asset.

We evaluate goodwill at least annually, and will do so more frequently if events or circumstances indicate that impairment may have occurred. Many of the assumptions and estimates that we make in order to estimate the fair value of our intangible assets directly impact the results of impairment testing, including an estimate of future expected revenues, earnings and cash flows, and the discount rates applied to expected cash flows. We are able to influence the outcome and ultimate results based on the assumptions and estimates we choose for testing. To avoid undue influence, we have set criteria that are reviewed and approved by our senior management. The determination of whether goodwill or acquired intangible assets have become impaired involves a significant level of judgment in the assumptions underlying the approach used to determine the value of our reporting unit. Changes in our strategy or market conditions could significantly impact these judgments and require adjustments to recorded amounts of intangible assets.

For the year ended December 31, 2016, we recorded no impairment charge; however, declines in our stock price and market capitalization, significant declines in our expected future cash flows, adverse regulatory actions, or the failure of the MMA industry to sustain growth and meet projected targets, among other reasons, may require impairment charges in the future. Such impairment charges could have a material adverse effect on our results of operations.

Future acquisitions may result in potentially dilutive issuances of equity securities, the incurrence of indebtedness and increased amortization expense.

Future acquisitions are likely to result in issuances of equity securities, which may be dilutive to the equity interests of existing stockholders, and may involve the incurrence of debt, which will require us to maintain cash flows sufficient to make payments of principal and interest, the assumption of known and unknown liabilities, and the amortization of expenses related to intangible assets, all of which could have an adverse effect on our business, financial condition and results of operations.

We may be perceived as a competitive threat to the UFC and to other premier MMA promotions that may use their significantly greater resources to frustrate our business and growth strategy.

It is our intention to serve as a developmental organization for the UFC and other premier national MMA promotions in the same fashion as college athletic programs serve as “feeders” to professional sports leagues. Although we do not intend to compete with these promotions, since we will promote live events, televise and distribute MMA media and related content, solicit sponsorship revenues and seek to secure professional MMA fighters to multi-fight contracts, we may be perceived as a competitor by these organizations. Should the UFC or another premier national MMA promotion view us as a competitive threat they could use their significantly greater resources to frustrate our business and growth strategy and materially and adversely affect our business.

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We may be prohibited from promoting and conducting our live events if we do not comply with applicable regulations.

In various states in the United States and in some foreign jurisdictions, athletic commissions and other applicable regulatory agencies will require us to obtain licenses for promoters, medical clearances and/or other permits or licenses for athletes and/or permits for events in order for us to promote and conduct our live events. If we fail to comply with the regulations of a particular jurisdiction, we may be prohibited from promoting and conducting live events in that jurisdiction. The inability to present live events over an extended period of time or in a number of jurisdictions could lead to a decline in the revenue streams generated from our live events, in which case our operating results would be adversely affected.

We may become involved in litigation which could harm the value of our business.

Because of the relative novelty of the MMA industry and the nature of our business, we believe there is an enhanced risk of litigation from attendees at one of our events, one or more of our sponsors, and others. Any litigation could cause us to incur substantial expenses whether or not we prevail, which will add to our costs and may affect the capital available for our operations. An increase in our costs may cause us to increase the prices we charge to attend our events or view them on television or other mediums, which may lead MMA fans to seek alternatives to our events or promotions, and could make it more difficult for us enter into services contracts with MMA fighters we seek to partner with. In any such event, our revenues will decrease, perhaps materially, and we may be forced to curtail our operations.

We could incur substantial liability in the event of accidents or injuries occurring during our events.

We intend to hold numerous live MMA events each year. Each live event will expose our employees who are involved in the production of those events to the risk of travel and match-related accidents, the costs of which may not be fully covered by insurance. The physical nature of our events will expose our professional MMA fighters to the risk of serious injury or death. Although our fighters, as independent contractors, are responsible for maintaining their own health, disability and life insurance, we insure medical costs for injuries that a fighter may suffer at our events. Any liability we incur as a result of the death of or a serious injury sustained by one of our fighters while fighting in a match at our events, to the extent not covered by our insurance, could adversely affect our business, financial condition and operating results.

Our live events will entail other risks inherent in public live events, including air and land travel interruption or accidents, the spread of illness, injuries resulting from building problems, equipment malfunction, terrorism or other violence, local labor strikes and other “force majeure” type events. These circumstances could result in personal injuries or deaths, canceled events and other disruptions to our business for which we do not carry business interruption insurance, or result in liability to third parties for which we may not have insurance. The occurrence of any of these circumstances could adversely affect our business, financial condition and results of operations.

A future decline in the popularity of mixed martial arts could adversely affect our business.

Our operations are affected by consumer tastes and sports and entertainment trends, which are unpredictable and subject to change, and may be affected by changes in the social and political climate. We believe that MMA is growing in popularity in the United States and around the world, but a change in our fans’ tastes or a material change in the perceptions of the MMA industry, whether due to social or political issues or otherwise, could adversely affect our operating results and have a material adverse effect on our business.

We may not be able to attract and retain key professional MMA fighters.

Our business is dependent upon identifying, recruiting and retaining highly regarded professional MMA fighters for our promotions. Fans and sponsors are attracted to events featuring top fighters, and the value placed on a promotion’s television and other media rights is dependent to a great extent on the quality of the promotion’s fighter roster. We may not be able to attract and retain key professional MMA fighters due to competition with other regional promoters for the same fighters. Failing to put on events featuring top professional fighters could adversely affect our operating results and have a material adverse effect on our business.

We may not be able to attract national promotional and advertising sponsorships or maintain such arrangements.

Our business strategy involves developing national sponsorship arrangements, or expanding existing regional sponsorship arrangements, in support of our network of live MMA events. We will compete with larger more established sports and entertainment organizations and media outlets for sponsorship and advertising revenue. While many of our promotions maintain existing local and regional sponsorship arrangements with large advertisers who advertise on a national basis in our target markets and demographic, they currently have no national sponsorships. Should we be able to secure national promotional and advertising arrangements following the proposed acquisition, there is no assurance that we will be able to maintain these arrangements. Many factors, including the popularity and perception of MMA and the perceived quality of our promotions, will significantly affect our ability to secure and maintain important advertising and promotional arrangements. If we are unable to generate sponsorship and promotional revenue and increase that revenue over time, our operating results and business will be adversely affected.

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Economic uncertainty impacts our business and financial results and a renewed recession could materially affect us in the future.

Any significant decrease in consumer confidence, or periods of economic slowdown or recession, could lead to a curtailing of discretionary spending, which in turn could reduce our revenues and results of operations and adversely affect our financial position. Our business will be dependent upon consumer discretionary spending and therefore will be affected by consumer confidence as well as the future performance of the United States and global economies. As a result, our results of operations will be susceptible to economic slowdowns and recessions. Increases in job losses, home foreclosures, investment losses in the financial markets, personal bankruptcies, credit card debt and home mortgage and other borrowing costs, declines in housing values and reduced access to credit, among other factors, may result in lower levels of ticket sales, sponsorship and distribution revenue.

We depend on the services of key executives, and the loss of these executives could materially harm our business and our strategic direction if we were unable to replace them with executives of equal experience and capabilities.

Our future success significantly depends on the continued service and performance of our key management personnel. We have employment agreements with all members of senior management, however, we cannot prevent members of senior management from terminating their employment with us. Losing the services of members of senior management could materially harm our business until a suitable replacement is found, and such replacement may not have equal experience and capabilities. We have not purchased life insurance covering any members of our senior management.

The markets in which we operate are highly competitive, rapidly changing and increasingly fragmented, and we may not be able to compete effectively, especially against competitors with greater financial resources or marketplace presence.

For our live and television audiences, we will face competition from, in addition to other MMA promotions, professional and college sports, as well as from other forms of live and televised entertainment and other leisure activities that are offered in a rapidly changing and increasingly fragmented marketplace. Many of the companies with which we will compete have greater financial resources than are available to us. Our failure to compete effectively could result in a significant loss of viewers, venues, distribution channels or athletes and fewer advertising dollars spent on our form of sporting events, any of which could adversely affect our operating results.

Our expansion into new markets may present increased risks due to our unfamiliarity with the area, different rules and regulations and challenging operating environments.

Some of our future acquisitions may be located in geographic areas where we have little or no meaningful experience. Those markets may have different competitive conditions, consumer tastes and discretionary spending patterns than our existing markets, which may cause future promotions to be less successful than our existing promotions. Acquisitions in new markets may not generate the same level of revenues and may have higher operating expense ratios than our existing promotions.

Some of our future acquisitions may occur outside the United States. Beyond the risks posed by new markets generally, the operating conditions in overseas markets may vary significantly from those our current promotions experienced in the past, including in relation to consumer preferences, regulatory environment, currency risk, the presence and cooperation of suitable local partners and availability of vendors or commercial and physical infrastructure, among others. There is no guarantee that we will be successful in integrating these acquisitions into our operations, achieving market acceptance, operating these acquisitions profitably, and maintaining compliance with the rapidly changing business and regulatory requirements of new markets. Our inability to do so could have a material adverse effect on our business, financial condition and results of operations.

Our failure to obtain and maintain key agreements and arrangements with television and other media outlets could adversely affect our ability to distribute our original MMA programming.

Our business strategy is dependent upon monetizing the media content we intend to create at our live MMA events through live television and cable broadcasts and the distribution of live and historical video content through a variety of media outlets such as Internet pay-per-view and video on demand. We also anticipate that our growth will be dependent on securing international distribution arrangements for our content. There is significant competition for television and other distribution arrangements from within the MMA industry and from other sports and entertainment companies who offer these media outlets programming alternatives to our MMA content. Our failure to obtain and maintain key agreements and arrangements with television and other media outlets could adversely affect our ability to distribute our original MMA programming, which could have a material adverse effect on our business, financial condition and results of operations.

Our limited operating history makes forecasting our revenues and expenses difficult.

Revenues and operating results are difficult to forecast accurately because of our limited operating history as a combined business, which commenced in October 2016, and because such results generally depend on our ability to promote events, secure national sponsorships and advertising arrangements for our regional promotions, and enter into television and media distribution arrangements, all of which are subject to varying degrees of uncertainty. As a result, we may be unable to adjust our spending appropriately to compensate for any unexpected revenue shortfall, which may result in substantial losses and a lower market price for our common stock.

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If we do not manage our growth effectively, our revenue, business and operating results may be harmed.

Our expansion strategy includes the acquisition of additional regional MMA promotion companies and organic growth. These acquisitions may not be indicative of our ability to identify, secure and manage future acquisitions successfully. The acquisition of our current promotions or any future businesses may require a greater than anticipated investment of operational and financial resources as we seek to institute uniform standards and controls across promotions. Acquisitions may also result in the diversion of management and resources, increases in administrative costs, including those relating to the assimilation of new employees, and costs associated with any debt or equity financings undertaken in connection with such acquisitions. We cannot assure you that any acquisition we undertake, including acquisitions we have already made, will be successful. Future growth will also place additional demands on our management, sales, and marketing resources, and may require us to hire and train additional employees. We will need to expand and upgrade our systems and infrastructure to accommodate our growth, and we may not have the resources to do so in the time frames required. The failure to manage our growth effectively will materially and adversely affect our business, financial condition and results of operations.

We may need additional capital to support our operations or the growth of our business, and we cannot be certain that this capital will be available on reasonable terms when required, or at all.

In order for us to grow and successfully execute our business plan, we may require additional financing which may not be available or may not be available on acceptable terms. If such financing is available, it may be dilutive to the equity interests of existing stockholders. Failure to obtain financing may have a material adverse effect on our financial position. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support the operation or growth of our business could be significantly impaired and our operating results may be harmed.

If we fail to meet the continued listing standards and corporate governance requirements for Nasdaq Capital Market companies, we may be subject to de-listing.

Our common stock is currently listed on the Nasdaq Capital Market. In order to maintain this listing, we are required to comply with various continued listing standards, including corporate governance requirements, set forth in the Nasdaq Listing Rules. These standards and requirements include, but are not limited to, maintaining a minimum bid price for our common stock, as well as having a majority of our Board members qualify as independent. If we fail to meet any one of these requirements for an extended period of time, we will be subject to possible de-listing.

In November 2017, we received a letter from Nasdaq’s Listing Qualifications Office informing us that, due to the resignation of one of the independent members of our Board of Directors, who also served as the chairman of our Audit Committee and a member of our Compensation Committee, we are not in compliance with the applicable Nasdaq rule governing the composition of audit and compensation committees. The letter also stated that we are entitled to a “cure period” in which to correct the deficiency that extends until October 24, 2018 or, if earlier, our next annual meeting of stockholders. While we believe that we will regain compliance within the specified cure period, if we fail to do so for any reason, Nasdaq will notify us that our common stock is subject to de-listing.

Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our common stock and our ability to grow our business.

There has been limited trading in our common stock and there can be no assurance that an active trading market in our common stock will either develop or be maintained. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market periodically in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time. Because we intend to acquire additional regional MMA promotion businesses primarily using our common stock as purchase consideration, fluctuations in the price and trading volume of our common stock may make such acquisitions more difficult to consummate or may make them more dilutive to the equity interests of existing stockholders.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

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•	changes in the MMA industry;
•	our ability to secure sponsorships and distribution arrangements for our content;
•	our ability to obtain working capital financing;
•	additions or departures of key personnel;
•	sales of our common stock;
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	regulatory developments; and
•	economic and other external factors.

In addition, the securities markets from time to time experience significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

The periodic availability of shares for sale upon the expiration of any statutory holding period or lockup agreements, could create a circumstance commonly referred to as an “overhang”, in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Investor relations activities, nominal “float” and supply and demand factors may affect the price of our stock.

We undertake a variety of investor relations activities in order to generate investor awareness. These activities include personal, video and telephone conferences with investors and prospective investors in which our business practices are described. We may provide compensation to investor relations firms and pay for newsletters, websites, mailings, social media and email campaigns that are produced by third parties based upon publicly-available information concerning us. We do not intend to review or approve the content of analysts’ reports or other materials based upon analysts’ own research or methods. Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control. In addition, investors may, from time to time, also take steps to encourage investor awareness through similar activities that may be undertaken at the expense of the investors. Investor awareness activities may also be suspended or discontinued which may adversely affect the trading market our common stock.

We may be unable to establish, protect or enforce our intellectual property rights adequately.

Our success will depend in part on our ability to establish, protect and enforce our intellectual property and other proprietary rights, particularly rights to our video fight libraries. We maintain a catalog of copyrighted works, including copyrights covering television programming and photographs. Our inability to protect our portfolio of copyrighted material, trade names and other intellectual property rights from infringement, piracy, counterfeiting or other unauthorized use could negatively affect our business. If we fail to establish, protect or enforce our intellectual property rights, we may lose an important advantage in the market in which we compete. Our intellectual property rights may not be sufficient to help us maintain our position in the market and our competitive advantages. Monitoring unauthorized uses of and enforcing our intellectual property rights can be difficult and costly. Legal intellectual property actions are inherently uncertain and may not be successful, and may require a substantial amount of resources and divert our management’s attention.

We have entered into agreements that provide for the repurchase or revocability of certain of our intellectual property rights, including the Alliance brand name, under certain limited circumstances.

In connection with the acquisitions we have made since our initial public offering, we acquired or licensed a number of trademarks and copyrights, including the Alliance brand name. Some of these agreements provide for the revocation or possible repurchase of our ownership or license of this intellectual property under certain conditions, such as a voluntary or involuntary bankruptcy petition that is not stayed or dismissed within 60 days or the de-listing of our common stock from Nasdaq. While we believe the likelihood of these contingencies occurring to be remote, should any one or more of them occur, we may forfeit either our ownership of or our right to use valuable intellectual property assets, including the brand name that we are currently using to market ourselves.

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Changes in laws, regulations and other requirements could adversely affect our business, results of operations or financial condition.

We are subject to the laws, regulations and other requirements of the jurisdictions in which we operate. Changes to these laws could have a material adverse impact on the revenue, profit or the operation of our business.

In addition, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, as well as other healthcare reform legislation being considered by Congress and state legislatures, may have an adverse effect on our business. The Affordable Care Act assesses penalties on employers who do not offer health insurance meeting certain affordability or benefit coverage requirements. While we believe our plans will meet these requirements, changes to the law or the payment of penalties if the specified level of coverage is not provided at an affordable cost to employees, could have a material adverse effect on our business.

Disruptions in our information technology systems or security breaches of confidential customer information or personal employee information could have an adverse impact on our operations.

Our operations are dependent upon the integrity, security and consistent operation of various information technology systems and data centers, including our ticketing system, data centers that process transactions, communication systems and various other software applications used throughout our operations. Disruptions in these systems could have an adverse impact on our operations. We could encounter difficulties in developing new systems or maintaining and upgrading existing systems. Such difficulties could lead to significant expenses or to losses due to disruption in our business operations.

In addition, our information technology systems are subject to the risk of infiltration or data theft. The techniques used to obtain unauthorized access, disable or degrade service, or sabotage information technology systems change frequently and may be difficult to detect or prevent over long periods of time. Moreover, the hardware, software or applications we develop or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise the security of our information systems. Unauthorized parties may also attempt to gain access to our systems or facilities through fraud or deception aimed at our employees, contractors or temporary staff. In the event that the security of our information systems is compromised, confidential information could be misappropriated and system disruptions could occur. Any such misappropriation or disruption could cause significant harm to our reputation, lead to a loss of sales or profits or cause us to incur significant costs to reimburse third parties for damages.

Our current insurance policies may not provide adequate levels of coverage against all claims and we may incur losses that are not covered by our insurance.

We believe we maintain insurance coverage that is customary for businesses of our size and type; however, we may be unable to insure against certain types of losses or claims, or the cost of such insurance may be prohibitive. For example, although we carry insurance for breaches of our computer network security, there can be no assurance that such insurance will cover all potential losses or claims or that the dollar limits of such insurance will be sufficient to provide full coverage against all losses or claims. Uninsured losses or claims, if they occur, could have a material adverse effect on our financial condition, business and results of operations.

Please see the risk factor above beginning, “We are currently a defendant in securities litigation proceedings . . .,” for a description of our pending securities-related litigation and our carrier’s position that claims related to our initial public offering are not covered under our existing policy. We have informed our carrier that we strongly disagree with their contention on this point, and have engaged legal counsel to provide a differing analysis with the goal of persuading our carrier to change its position, although there can be no assurance such efforts will be successful.

Use of Proceeds

The net proceeds from this offering after deducting estimated underwriting discounts and commissions and offering expenses payable by us will be approximately $2.0 million or $2.3 million if the underwriter exercises in full its option to purchase additional shares of common stock and/or additional warrants from us, at an offering price of $1.00 per share. We will use $345,000 of the net proceeds of this offering to pay off short-term indebtedness that becomes due on January 17, 2018. We also plan to reserve at least $250,000 of the net proceeds to cover any out-of-pocket legal defense costs, as well as any settlement or adverse judgment related to the Securities Litigation; we will review the adequacy of this reserve periodically to determine whether the amount reserved is sufficient under the circumstances prevailing at the time. In addition, we may use a portion of the net proceeds to finance the potential acquisition of an MMA promotion company, although there is no assurance that we will do so. Any remaining portion of the net proceeds from this offering that is not used to pay off the indebtedness described above, or for the potential acquisition or the litigation reserve, will be used for working capital and general corporate purposes and to fund additional acquisitions. These expected uses of the net proceeds from this offering are based on our present intentions. We cannot, however, predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including our financial condition, results of operations and business prospects. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization, as of September 30, 2017:

• on an actual basis; and

• on a pro forma basis, based on an offering price of $1.00 per share of common stock and a warrant to purchase 0.90 shares of common stock, to give effect to the sale of 2,150,000 shares of common stock and warrants to purchase 1,935,000 shares of common stock, after deducting estimated underwriter discounts and commissions and estimated offering expenses payable by us.

	As of September 30, 2017
	Actual (unaudited)	Pro Forma (unaudited)
Cash	$1,035,697	$2,895,197
Stockholders’ equity:
Common stock	12,273	14,423
Additional paid-in capital	24,003,109	26,150,959
Accumulated deficit	(11,681,812)	(11,821,812)
Total stockholders’ equity	$12,333,570	$14,343,570

DILUTION

Purchasers of securities in this offering will experience immediate and substantial dilution of the net tangible book value attributable to a share of our common stock.

Our net tangible book value as of September 30, 2017 was approximately $414,000 or approximately $0.03 per share of common stock outstanding as of such date. Our net tangible book value per share of common stock represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding at September 30, 2017. After giving effect to the sale of the shares of common stock and accompanying warrants in this offering at the public offering price of $1.00 per share and after deducting underwriter discounts and commissions and other estimated offering expenses payable by us, and excluding the proceeds attributable to sale of the warrants and the proceeds, if any, from the exercise of the warrants issued pursuant to this offering, our pro forma as adjusted net tangible book value at September 30, 2017 would have been approximately $2.3 million or $0.16 per share. This represents an immediate increase in net tangible book value of approximately $0.13 per share to our existing stockholders, and an immediate dilution of $0.84 per share to investors purchasing common stock and warrants in this offering.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of our common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

The following table illustrates the per share dilution to investors purchasing securities in the offering as of September 30, 2017:

Public offering price per share of common stock (1)	$1.00

Net tangible book value per share at September 30, 2017	$0.03

Increase in tangible book value per share to the existing stockholders attributable to this offering	$1,859,500

Adjusted net tangible book value per share after this offering	$0.16

Dilution in net tangible book value per share to new investors	$0.84

(1) Does not include not including $0.0000001 of the offering price per share attributable to each warrant.

The above information assumes that the underwriter does not exercise its over-allotment option. If the underwriter exercises its over-allotment option in full, the as-adjusted net tangible book value (not including amounts attributable to the warrants) will increase to $0.17 per share, representing an immediate increase to existing stockholders of $0.14 per share and an immediate dilution of $0.83 per share to new investors. If any shares are issued upon exercise of outstanding options or warrants, new investors will experience further dilution.

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UNDERWRITING

We have entered into an underwriting agreement with Maxim Group LLC (“Maxim” or the “Underwriter”) under which, subject to the terms and conditions of the underwriting agreement, that Maxim has agreed to purchase, and we have agreed to sell to Maxim, the number of shares of common stock and warrants exercisable into a number of shares of common stock at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus supplement. The underwriting agreement will be filed as an exhibit to our Current Report on Form 8-K to be filed with the Commission in connection with this offering.

The underwriting agreement provides that the obligations of the Underwriter to pay for and accept delivery of the shares of common stock and warrants offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to other conditions. The Underwriter is obligated to take and pay for all of the shares of common stock and warrants offered by this prospectus supplement, other than those shares of common stock covered by the over-allotment option described below.

Underwriter’s Compensation

We have agreed to a discount to the Underwriter of 7.0% of the public offering price. Maxim has advised us that it proposes to offer the shares of common stock and warrants directly to the public at the public offering price set forth on the cover of this prospectus supplement. In addition, the Underwriter may offer some shares of common stock and warrants to other securities dealers at such price less a concession of up to $0.0315 per share. After the offering to the public, the offering price and other selling terms may be changed by the Underwriter without changing our proceeds from the Underwriter’s purchase of the shares of common stock and warrants.

The following table summarizes the public offering price, underwriting commissions and proceeds to us before expenses assuming both no exercise and full exercise of the Underwriter’s option to purchase additional shares of common stock and/or warrants. The underwriting commissions are equal to the public offering price per share less the amount per share the Underwriter pays us for the shares of common stock.

	Per Share and Accompanying Warrant	Total without Over- allotment	Total with Over-allotment
Public Offering Price	$1.00	$2,150,000	$2,472,500
Underwriting Discounts and Commissions	$0.07	$150,500	$173,075
Proceeds, before expenses, to us	$0.93	$1,999,500	$2,299,425

In addition to the discount, we have agreed to deliver to the Underwriter warrants exercisable into a number of shares of our common stock equal to 4.0% of the aggregate number of shares sold in this offering (the “Underwriter Warrants”). The Underwriter Warrants will have an exercise price equal to 110% of the offering price (subject to adjustment for stock splits, stock dividends and similar events), terminate on the five-year anniversary of the effective date of the registration statement of which this prospectus forms a part, and otherwise have the same terms as the warrants issued to the investors in this offering. The Underwriter Warrants and the shares underlying such warrants are not transferable and may not be subject to a hedging transaction for 180 days from the date of the offering except as permitted by Financial Industry Regulatory Authority Rule 5110(g)(2).

We estimate the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, to be approximately $140,000, all of which are payable by us. This estimate includes up to $60,000 of out-of-pocket fees and expenses incurred by the Underwriter in connection with this offering.

Over-Allotment Option

We have granted to the Underwriter an option, exercisable not later than 45 days after the effective date of the underwriting agreement, to purchase up to 322,500 additional shares of common stock and/or up to 290,250 additional warrants at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement. The Underwriter may exercise this option only to cover over-allotments made in connection with this offering; provided, that in no event may the aggregate market value of securities sold in the offering, including from the over-allotment option, exceed the limitations described on the cover page of this prospectus supplement. We will be obligated, pursuant to the option, to sell these additional shares of common stock and warrants to the Underwriter tothe extent the option is exercised. If any additional shares of common stock are purchased, the Underwriter will offer the additional shares of common stock and warrants on the same terms as those on which the other shares of common stock and warrants are being offered hereunder.

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Lock-Up Agreements

We have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock for a period of seventy-five (75) days after the date of this prospectus supplement without the prior written consent of the Underwriter.

All of our officers and directors, and certain of large stockholders, have entered into lock-up agreements whereby they have similarly pledged, subject to certain exceptions, not to offer, sell, agree to offer or sell, solicit offers to purchase, grant any option for the sale or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock for a period of ninety (90) days after the date of this prospectus supplement, without the prior written consent of the Underwriter.

Determination of Offering Price

The public offering price of the securities offered by this prospectus supplement will be determined by negotiation between us and the Underwriter. Among the factors considered in determining the public offering price of the shares were:

•	our history and our prospects;
•	the industry in which we operate;
•	our past and present operating results;
•	the previous experience of our executive officers; and
•	the general condition of the securities markets at the time of this offering.

The offering price stated on the cover page of this prospectus supplement should not be considered an indication of the actual value of the securities sold in this offering. That price is subject to change resulting from market conditions and other factors and we cannot assure you that the securities sold in this offering can be resold at or above the public offering price.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the Underwriter may over-allot in connection with this offering by selling more shares of common stock than are set forth on the cover page of this prospectus supplement. This creates a short position in our common stock for the Underwriter’s own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the Underwriter is not greater than the number of shares of common stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of common stock involved is greater than the number of shares of common stock in the over-allotment option. To close out a short position, the Underwriter may elect to exercise all or part of the over-allotment option. The Underwriter may also elect to stabilize the price of our common stock or reduce any short position by bidding for, and purchasing, common stock in the open market.

The Underwriter may also impose a penalty bid. This occurs when a dealer repays selling concessions allowed to it for distributing a security in this offering because the Underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the Underwriter may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The Underwriter is not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.

In connection with this offering, the Underwriter or its affiliates may engage in passive market making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●          a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;

●          net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during the calendar month immediately preceding or 200 shares of common stock, whichever is greater, and must be discontinued when that limit is reached; and

●          passive market making bids must be identified as such.

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Other Terms

In addition, we have agreed to reimburse the Underwriter for all reasonable out-of-pocket expenses up to $60,000, including but not limited to reasonable legal fees, incurred by the Underwriter in connection with the offering. We will reimburse the Underwriter for all such expenses regardless of whether the offering is consummated.

Our Relationships with the Underwriter

The Underwriter and its affiliates may in the future engage in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The Underwriter and its affiliates may in the future receive customary fees and commissions for these transactions.

In addition, in the ordinary course of its business activities, the Underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments

Indemnification

We have agreed to indemnify the Underwriter against liabilities relating to the offering arising under the Securities Act and the Exchange Act, as well as liabilities arising from the breach of any of the representations and warranties we make in the underwriting agreement, and to contribute to payments that the Underwriter may be required to make for these liabilities.

Electronic Distribution

A prospectus supplement and accompanying base prospectus in electronic format may be made available on a website maintained by the Underwriter. No forms of electronic prospectus other than the prospectus supplement and accompanying base prospectus that are in a printable electronic format will be used in connection with this offering.

The Underwriter has informed us that it does not expect to confirm sales of shares of common stock offered by this prospectus supplement to accounts over which it exercises discretionary authority.

Foreign Restrictions on Purchase of Securities Offered Hereby

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying base prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying base prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying base prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The underwriter may arrange to sell securities offered by this prospectus supplement and accompanying base prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Description of THE SECURITIES WE ARE OFFERING

We are offering 2,150,000 shares of our common stock and warrants to purchase up to 1,935,000 shares of common stock at an exercise price of $1.10 per whole share. The shares of common stock and the warrants are immediately separable. The prospectus supplement also covers the shares of common stock issuable upon exercise of the warrants.

DESCRIPTION OF COMMON STOCK

The following summary does not purport to be complete description of our common stock and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and bylaws, copies of which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part. For a complete description of our common stock, you should refer to such exhibits, and to the applicable provisions of Delaware law.

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General

Our authorized capital stock includes 45,000,000 shares of common stock, $0.001 par value per share. As of the date of this prospectus, there were 12,662,974 shares of our common stock outstanding and we had an aggregate of 2,644,574 shares of common stock reserved for issuance upon exercise of outstanding stock options and warrants. Our board of directors is authorized to issue additional shares of our common stock without stockholder approval, except as required by the listing standards of NASDAQ and any applicable securities laws.

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

We have not declared or paid any cash dividends on our common stock, and we do not anticipate declaring or paying cash dividends for the foreseeable future. We are not subject to any legal restrictions respecting the payment of dividends, except that we may not pay dividends if the payment would render us insolvent. Any future determination as to the payment of cash dividends on our common stock will be at our board of directors’ discretion and will depend on our financial condition, operating results, capital requirements and other factors that our board of directors considers to be relevant.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our certificate of incorporation. The directors will be elected by a plurality of the outstanding shares entitled to vote on the election of directors. Accordingly, holders of a majority of our outstanding common stock are able to elect all of the directors.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Fully Paid and Nonassessable

All outstanding shares of our common stock are validly issued, fully paid and nonassessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transfer Online, 512 SE Salmon Street, Portland, Oregon 97214. Their telephone number is (503) 227 2950, their fax number is (503) 227 6874, and their website is transferonline.com.

Listing

Our common stock is listed and trades on the NASDAQ Capital Market under the symbol “AMMA.”

DESCRIPTION OF WARRANTS

The following summary of certain terms and provisions of the warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the warrants. We will file the form of the warrants with the Commission as an exhibit to a Current Report on Form 8-K in connection with this offering. Prospective investors should review carefully the terms and provisions of the form of the warrant for a complete description of the terms and conditions of the warrants.

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Term and Exercise Price. For every share of common stock sold in this offering, we will issue a warrant to purchase 0.90 shares of common stock. The warrants may be exercised to purchase only whole shares of common stock. At the Company’s election, fractional shares will be rounded up to the next whole share. The exercise price of the warrants is $1.10 per share of common stock, subject to adjustment as discussed below, at any time commencing upon the completion of this offering and terminating at 11:59 p.m., New York City time, on January 9, 2023. Following termination, holders of the warrants will have no further rights to purchase the common stock underlying the warrants.

Exercisability. A holder may exercise warrants, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding shares of common stock after exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Cashless Exercise. If, at the time a holder exercises a warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the shares underlying the warrant by the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrant.

Fundamental Transactions. In the event of any fundamental transaction, as described in the warrants and which generally include any merger with or into another entity not initiated by us, sale, lease, license or other disposition of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the warrant is exercisable immediately prior to such event. The holder also has the option, within 30 days of the completion or public announcement of any fundamental transaction, whichever is later, to require us or any successor corporation to purchase the warrant, or any remaining portion thereof if it has already been partly exercised, from it for cash on the terms described in the warrant.

Adjustments. If we, at any time while the warrants are outstanding: (i) pay a stock dividend or otherwise make a distribution or distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock (not include any shares of common stock issued by us upon exercise of the warrant), (ii) subdivide outstanding shares of common stock into a larger number of shares, (iii) combine (including by way of reverse stock split) outstanding shares of common stock into a smaller number of shares, or (iv) issue by reclassification of shares of common stock any shares of our capital stock, then in each case the exercise price of the warrant and the number of shares of common stock issuable upon exercise of the warrant will be proportionately adjusted such that the aggregate exercise price will remain unchanged. Further, subject to the conditions and exemptions described in the warrants, if we issue or sell any shares of common stock or other securities (other than options) directly or indirectly convertible into or exercisable or exchangeable for shares of common stock, or are deemed to have done so, for less than the exercise price of the warrants, then the exercise price of the warrants will be immediately reduced to that lower price; in no event, however, will the adjusted exercise price be less than $0.29 per share.

Transferability. Subject to applicable laws and the restriction on transfer set forth in the warrant, the warrants may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

Listing. We do not intend to list the warrants on the Nasdaq Capital Market or on any other national securities exchange or nationally recognized trading system.

Rights as a Stockholder. Holders of the warrants will not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

MANAGEMENT

The following is a summary of the education and business experience during at least the past five years of the persons named below, indicating each person’s principal occupations during that period, and the name and principal business of the organizations in which such occupations were carried on.

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Paul K. Danner, III

Mr. Danner, 59, is our Chairman of the Board and Chief Executive Officer. Prior to joining the Company in 2016, Mr. Danner served as the Managing Director of Destiny Partners Worldwide, a global organizational management and business operations consultancy, from 2006 to 2016. From 2008 to 2010, Mr. Danner was also the Chief Executive Officer of China Crescent Enterprises, a publicly traded information technology company headquartered in Shanghai, China. Previously, he served as Chairman and Chief Executive Officer of Paragon Financial Corporation, a publicly traded financial services firm listed on NASDAQ, from 2002 to 2006. From January 1998 to 2001, Mr. Danner was employed in various roles at MyTurn.com, Inc., a NASDAQ listed company, including as chief executive officer. From 1996 to 1997, Mr. Danner was the Managing Partner of Technology Ventures, a consulting firm. From 1985 to 1996 he held executive-level and sales and marketing positions with a number of technology companies including NEC Technologies and Control Data Corporation. Mr. Danner served as a Naval Aviator flying the F-14 Tomcat, and subsequently as an Aerospace Engineering Duty Officer supporting the Naval Air Systems Command, for eight years on active duty plus 22 years with the reserve component of the United States Navy. Mr. Danner retired from the Navy in 2009 with the rank of Captain. Mr. Danner holds a BS in Business Finance from Colorado State University and an MBA from Old Dominion University and has completed curricula at the Naval War College, Defense Acquisition University and the National Defense University. The Board of Directors believes that Mr. Danner is qualified to serve as a director because of his management and leadership experience, particularly in growth stage and roll-up companies, the perspective he brings as our Chief Executive Officer, and his experience as an officer and director of several private and public companies.

John Price

Mr. Price, 48, is our Chief Financial Officer. Prior to joining us in 2016, Mr. Price was chief financial officer of MusclePharm Corporation, a publicly-traded nutritional supplement company. Prior to joining MusclePharm in 2013, Mr. Price served as vice president of finance — North America at Opera Software, a Norwegian public company focused on digital advertising. From 2011 to 2013, he served as vice president of finance and corporate controller GCT Semiconductor. From 2004 to 2011, Mr. Price served in various roles at Tessera Technologies including VP of Finance & Corporate Controller. Prior to Tessera Technologies, Mr. Price served various roles at Ernst & Young LLP. Mr. Price served nearly three years in the San Jose, California office and nearly five years in the Pittsburgh, Pennsylvania office. Mr. Price has been a certified public accountant (currently inactive) since 2000 and attended Pennsylvania State University, where he earned a Bachelor’s of Science Degree in Accounting.

Robert Haydak, Jr.

Mr. Haydak, 45, is our President. Prior to joining us in 2016, Mr. Haydak was the chief executive officer of Cage Fury Fighting championships, a leading MMA promotion serving the Atlantic City, New Jersey and Pennsylvania markets from 2011. Prior to CFFC, Mr. Haydak served as Chief Executive Officer of Global Distribution Group, Inc., a privately held logistics and consulting firm serving domestic retailers seeking sales and distribution assistance in overseas markets, which he co-founded in 2007. From 1997 through 2006 he served as founder and president of RJH Express, Inc., a privately-held residential home delivery company serving major retailers in the Northeast. A former NCAA Division 1 wrestler, Mr. Haydak holds a BS in Business Administration from Flagler College. There is currently an outstanding judgment for $910,000 against both Mr. Haydak and an entity he is affiliated with relating to the sale at foreclosure of a parcel of real property, which property has been assessed a fair market value of at least $700,000.

James Byrne

Mr. Byrne, 59, is our Chief Marketing Officer and is a veteran of arena sports marketing. Immediately prior to joining the Company in 2017, he operated a boutique marketing consultancy in Manhattan with clients such as Saatchi & Saatchi, Penn State University and SONY Pictures Classics. Previously, he served as CMO of Glory Sports International Pte Ltd. d/b/a Glory Kickboxing, headquartered in Singapore from 2012 to 2014. From 2002 to 2014, Mr. Byrne served as executive consultant to Zuffa, LLC d/b/a Ultimate Fighting Championship advising ownership of media opportunities, joint ventures and marketing partnerships. Mr. Byrne also oversaw the “Attitude Era” at World Wrestling Entertainment (WWE — an NYSE listed company) from 1999 – 2001, and assisted the company as it conducted a highly-visible public offering. Byrne’s career includes a concentration in televised offerings at Carsey-Werner (Roseanne, Cosby, That 70s Show), The Walt Disney Company and Interpublic Group (IPG — an NYSE listed company). He holds a Bachelor’s of Arts from Georgetown University.

Jason Robinett

Mr. Robinett, 42, is our Chief Technology Officer. Prior to joining the Company in 2016, Mr. Robinett served in a variety of leadership positions within the technology industry in addition to his role as VP of Operations for Combat Games MMA promotion. From 2008 to 2015, Mr. Robinett served as Chief Information Security Officer and later as Director of Technology Services for Watermark Estate Management Services, a private entity which oversees many of Bill Gates’ personal and family matters where he was responsible for the establishment of a variety of security controls and technologies used to ensure highly available services on a global scale. From 2000 to 2008, Mr. Robinett held a variety of positions including Director of Information Security/Chief Information Security Officer for Expedia, Inc, (EXPE — a Nasdaq listed company) where he created the company’s global information security organization. From 1997 to 2000, Mr. Robinett was a founding member of 4sure.com, an online computer hardware retailer which was acquired by Office Depot in late 2000 to provide their ecommerce platform. He holds a Bachelor’s of Science in Information Technology with a focus on Information Security from Washington Governors University.

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Legal Matters

Mazzeo Song P.C. will pass upon certain legal matters relating to the securities offered hereby.

Harter Secrest & Emery LLP is acting as counsel for the Underwriter in this offering.

Experts

The consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2016 and for the period beginning on February 12, 2015 and ending on December 31, 2015, respectively, have been audited by Friedman LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

In addition, we file annual, quarterly and other reports, proxy statements and other information with the Commission. Our current filings with the Commission and the registration statement and accompanying exhibits may be read and copied by the public at the Commission’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. The Commission also maintains a website that contains reports, proxy and information statements, registration statements and other information regarding issuers that file electronically with the Commission, including our filings with the Commission. The Commission’s website address is www.sec.gov. You may call the Commission at 1-800-SEC-0330 to obtain further information on the operations of the Public Reference Room.

We make available free of charge through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and all amendments thereto as soon as reasonably practicable after such material is electronically filed with or furnished to the Commission. Our website address is www.alliancemma.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or any accompanying prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or any accompanying prospectus supplement.

Incorporation of Certain Information by Reference

The Commission allows us to “incorporate by reference” into this prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference into this prospectus is an important part of this prospectus, and information we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date on which the offering of the securities by means of this prospectus is terminated (other than, in each such case, documents or information deemed to have been furnished and not filed in accordance with Commission’s rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01, including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01):

•	our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Commission on April 17, 2017;
•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017, which were filed on May 15, 2017, August 14, 2017 and November 14, 2017, respectively;
•	our Definitive Proxy Statement on Schedule 14A filed with the Commission on August 3, 2017; and

•	our Current Reports on Form 8-K, filed with the Commission on each of January 10, 2017, January 24, 2017, April 12, 2017, May 4, 2017, June 16, 2017, September 12, 2017, September 29, 2017,October 30, 2017 and January 9, 2018.

Any statement incorporated by reference in this prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference into this prospectus, without charge, by written or oral request directed to:

Alliance MMA, Inc.,

590 Madison Avenue, 21st Floor

New York, New York 10022

(212) 739-7825

Attention: Paul K. Danner

You may also access the documents incorporated by reference in this prospectus through our website at www.alliancemma.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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Alliance MMA, Inc.

PROSPECTUS SUPPLEMENT

2,150,000 Shares of Common Stock

Warrants to Purchase 1,935,000 Shares of Common Stock

January 9, 2018